EXHIBIT 24.2

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1991 Stock Option Plan of Alliance Pharmaceutical Corp. of our report dated July 24, 1997, except for Note 8, as to which the date is September 23, 1997, with respect to the consolidated financial statements of alliance Pharmaceutical Corp. included in its Annual Report (Form 10-K) for the year ended June 30, 1997, filed with the Securities and Exchange Commission.



                                              /s/ ERNST & YOUNG LLP
San Diego, California
March 25, 1998